UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 1, 2007

Deli Solar (USA), Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2007, Mr. Jianmin Li resigns from his position as the Chief Financial Officer of Deli Solar (USA), Inc. (the “Company”) to pursue other interests. The board of the Company accepted his resignation. Mr. Li’s resignation is not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company. Mr. Li will continue to serve as the Company’s director.

Effective November 1, 2007, Mr. Gary Lam is to serve as the new Chief Financial Officer for a term of three years.

Mr. Lam, age 53, is appointed as the Company’s Chief Financial Officer effective November 1, 2007. Prior to that, he had served as the CFO of Mobile Entertainment Inc., a company on pinksheet from February to October 2007, consultant for Grace Motion Inc. a British Virgin Islands incorporated company specialized in corporate financial services from September 2005 to May 2007, the CFO of Telecom Communications Inc., a company on the Over-the-Counter Bulletin Board from December 2003 to September 2005. During the period of May 2001 and September 2002, he was the Executive Director of Renren Holdings Ltd., a company listed on Hong Kong Exchange. Mr. Lam graduated from the University of Windsor, Canada, with an honored Bachelor degree of Commerce in Business Administration.

Mr. Lam will receive an initial annual salary of $32,000 and a minimum of 50,000 option shares to purchase the Company’s common stock, the details of which is to be finalized.

Effective November 1, 2007, Mr. Kevin Randolph is appointed as a Company’s director. Pursuant to the Securities Purchase Agreement, dated June 13, 2007, by and among Barron Partners, L.P. and two other investors, the Company is obligated to appoint independent directors to constitute the majority of the board. Mr. Randolph has not had any relationship with the Company (either as a partner, stockholder or employee) in the past three years and he is qualified as an independent director as defined by rules of the Nasdaq Stock Market. With Kevin Randolph appointed as a director of the Company, the Company has a majority of independent directors on board.

Mr. Kevin Randolph, age 58, is the founder, president and CEO of Randolphs.com, LLC, a company that provides interim management, strategic/market/product planning and other services from 1992 to present. From 1998 to 2000, he was President and CEO of Asia Online, Ltd., headquartered in Hong Kong. Asia Online provided Internet service, web development, web hosting and system integration services in 12 countries throughout Asia Pacific. He is a graduate of Washington State University with a degree in Business Administration, majoring in marketing and electrical engineering.

Mr. Randolph will receive an annual director’s fee of $5,000, and he will be compensated with $5,000 for each full Board of Directors meeting held at Beijing, China and $2,500 for each board meeting by conference call. In addition, he is to receive option shares to purchase the Company’s common stock at the amount of 0.36% of the Company’s total outstanding common stock, to be vested monthly over 3 years, the details of which is to be finalized.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	Deli Solar (USA), Inc. (Registrant)

	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer